As filed with the Securities and Exchange Commission on May 5, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRE PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	525 Market Street, 4th Floor,	94-1722214
(State or Other Jurisdiction	San Francisco, California 94105-2712	(I.R.S. Employer Identification No.)
of Incorporation or Organization)	(Address of Principal Executive Offices)

Non-Employee Director Stock Option and Restricted Stock Plan, as amended

(Full Title of the Plan)

Kerry Fanwick

General Counsel and Secretary

BRE Properties, Inc.

525 Market Street, 4th Floor,

San Francisco, CA 94105-2712

(415) 445-6530

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Laura L. Gabriel, Esq.

Keith Benson, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111

(415) 391-0600

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,100,000(2)	(1)	$52,406,325	$1,609

(1)	Estimated solely for purposes of calculating the registration fee pursuant to:
(A)	Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), with respect to 578,101 shares of common stock based on a price of $58.59, which represents the average of the high and low prices per share of common stock as reported on the New York Stock Exchange on May 2, 2007; and
(B)	Rule 457(h) of the Securities Act with respect to:
(i)	50,359 shares of common stock subject to options granted at an exercise price of $52.20;
(ii)	6,245 shares of restricted stock at a purchase price of $52.20 per share;
(iii)	79,910 shares of common stock subject to options granted at an exercise price of $38.54;
(iv)	8,040 shares of restricted stock at a purchase price of $38.54 per share;
(v)	94,999 shares of common stock subject to options granted at an exercise price of $34.45;
(vi)	8,680 shares of restricted stock at a purchase price of $34.45 per share;
(vii)	118,846 shares of common stock subject to options granted at an exercise price of $32.24;
(viii)	9,329 shares of restricted stock at a purchase price of $32.24 per share; and
(ix)	145,491 shares of common stock subject to options granted at an exercise price of $30.86.
(2)	In the event of a stock split, stock dividend or similar transaction involving the common stock, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

INTRODUCTION

By a registration statement on Form S-8 (File No. 033-61209) filed with the Securities and Exchange Commission (the “Commission”) on July 21, 1995, BRE Properties, Inc., a Maryland corporation (the “Company”) previously registered 125,000 shares of its common stock, par value $.01 per share (the “Common Stock”), reserved for issuance from time to time in connection with the Company’s Non-Employee Director Stock Option and Restricted Stock Plan, as amended (the “Plan”). By a registration statement on Form S-8 (File No. 333-02257) filed with the Commission on April 4, 1996, the Company previously registered an additional 275,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan. Pursuant to a two-for-one stock split effective June 7, 1996, the number of shares of Common Stock registered under the Plan increased to 800,000. By a registration statement on Form S-8 (File No. 333-69217) filed with the Commission on December 18, 1998, the Company previously registered an additional 750,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan. Under this registration statement, the Company is registering an additional 1,100,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan.

PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is included in the prospectus for the Plan and is not being filed with or included in this registration statement on Form S-8 (by incorporation by reference or otherwise) in accordance with Rule 428 promulgated under Securities Act of 1933, as amended (the “Securities Act”).

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference

The following documents which have been filed with the Commission are hereby incorporated by reference in this registration statement:

(1)	Annual Report on Form 10-K for the year ended December 31, 2006 (including items incorporated by reference from the Registrant’s Proxy Statement for its 2007 Annual Meeting of Shareholders, but excluding the Compensation Committee Report);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(3)	Item 8.01 of Current Report on Form 8-K filed with the Commission on January 31, 2007;

(4)	Current Report on Form 8-K filed with the Commission on February 2, 2007;

(5)	Current Report on Form 8-K filed with the Commission on February 16, 2007;

(6)	Current Report on Form 8-K filed with the Commission on March 13, 2007;

(7)	Current Report on Form 8-K filed with the Commission on March 14, 2007;

(8)	Item 8.01 of Current Report on Form 8-K filed with the Commission on May 2, 2007; and

(9)	the description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the Securities and Exchange Commission on March 7, 1996.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

As authorized by Section 2-418 of the Maryland General Corporation Law, Article VI of the Company’s Bylaws provides the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company (other than an action brought by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including employee benefit plans, or is or was any other employee or agent of the Company (or of any such other corporation, partnership, joint venture, trust or other enterprise) to whom the Board of Directors, in its sole discretion, elects to extend, in whole or in part, such indemnification (each an “Indemnified Person”), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by the Indemnified Person in connection with such action, suit, proceeding or investigation, or any appeal therein. However, the Company’s Bylaws provide that there shall be no such indemnification if it is established by adjudication that (i) the act or omission of the Indemnified Person was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the Indemnified Person actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal action or proceeding, the Indemnified Person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, the Company’s Bylaws provide that indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to have failed to meet the foregoing standard of conduct but only if and to the extent that a court of appropriate jurisdiction determines that, despite such adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for any expense, liability or loss which the court shall deem proper; provided, however, that no indemnification for any liability or loss (other than expenses) shall in any event be made to the extent that such person has been adjudged to have actually received an improper personal benefit.

In addition, Article VI of the Company’s Bylaws also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an Indemnified Person, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Furthermore, Article VI of the Company’s Bylaws provides that all costs, charges and expenses (including attorneys’ fees) incurred by an Indemnified Person in defense of any action, suit, proceeding or investigation of the nature referred to in the Bylaws or any appeal therefrom shall be paid or reimbursed by the Company in advance of the final disposition of such matter upon receipt by the Company of (i) a written affirmation by the Indemnified Person of his or her good faith belief that the standard of conduct necessary for indemnification has been satisfied; and (ii) an undertaking by or on behalf of such Indemnified Person to reimburse the Company for such payment in the event that it is ultimately determined that such person is not entitled to indemnification under the Bylaws or otherwise.

Article VI of the Company’s charter provides that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company, any subsidiary thereof or any of its stockholders for money damages. Maryland law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (i) it is proved that the person actually received an improper personal benefit in money, property or services; or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This limitation of liability does not limit the Company’s ability, or its stockholders’ ability, to obtain other relief, such as an injunction or rescission.

The Company maintains a directors’ and officers’ insurance policy which insures the directors and officers of the Company from claims arising out of an alleged wrongful act by these persons in their respective capacities as directors and officers of the Company, subject to certain exceptions.

The Company has entered into indemnification agreements with its directors and officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

No.	Description

4.1	Amended and Restated Articles of Incorporation (previously filed on March 15, 1996 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.2	Articles of Amendment (previously filed on April 28, 1997 as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-24915), as amended, and incorporated by reference herein).

4.3	Articles of Amendment (previously filed on May 4, 2007 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.4	Articles of Amendment (previously filed on May 4, 2007 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.5	Amended and Restated By-Laws of the Company (previously filed on February 17, 2004 as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated by reference herein).

4.6	Indenture for Senior Debt Securities between the Company and Chase Manhattan Bank and Trust Company, National Association, as successor trustee, dated as of June 23, 1997 (previously filed on June 23, 1997 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.7	First Supplemental Indenture dated as of April 23, 1998 between the Company and Chase Manhattan Bank and Trust Company, National Association, as successor trustee (previously filed on May 14, 1998 as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.8	Second Supplemental Indenture, dated as of August 15, 2006, between BRE Properties, Inc. and J.P. Morgan Trust Company, National Association, as trustee, including the form of 4.125% Convertible Senior Notes due 2026 (previously filed on August 21, 2006 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.9	Third Supplemental Indenture, dated as of November 3, 2006, between BRE Properties, Inc. and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee (previously filed on November 8, 2006 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.10	Form of Note due 2013 (previously filed on February 24, 1998 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.11	Form of Note due 2011 (previously filed on January 12, 2001 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.12	Form of Note due 2009 (previously filed on August 26, 2002 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.13	Form of Note due 2009 (previously filed on March 16, 2004 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.14	Form of Note due 2014 (previously filed on March 16, 2004 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.15	Form of Note due 2010 (previously filed on May 18, 2005 as Exhibit 4.3 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.16	Specimen Common Stock Certificate (previously filed on February 17, 2004 as Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated by reference herein).

4.17	Registration Rights Agreement, dated as of August 15, 2006, between BRE Properties, Inc. and Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. (previously filed on August 21, 2006 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference in the signature page to this registration statement).

99.1	Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (previously filed on March 17, 2006 as Annex A to the Company’s Proxy Statement and incorporated by reference herein).

Pursuant to Item 8(b) of Part II of Form S-8, the Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 4 day of May 2007.

BRE PROPERTIES, INC.

By:	/s/ Kerry Fanwick
Kerry Fanwick
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Edward F. Lange, Jr. and Kerry Fanwick, and each of them, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Constance B. Moore Constance B. Moore	President and Chief Executive Officer (Principal Executive Officer)	May 4, 2007

/s/ Edward F. Lange, Jr. Edward F. Lange, Jr.	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2007

/s/ Robert A. Fiddaman Robert A. Fiddaman	Director, Chairman of the Board	May 4, 2007

/s/ Roger P. Kuppinger Roger P. Kuppinger	Director	May 4, 2007

Edward E. Mace	Director

Signature	Title	Date

Christopher J. McGurk	Director

/s/ Matthew T. Medeiros Matthew T. Medeiros	Director	May 3, 2007

/s/ Jeanne R. Myerson Jeanne R. Myerson	Director	May 4, 2007

Irving F. Lyons, III	Director

/s/ Gregory M. Simon Gregory M. Simon	Director	May 3, 2007

EXHIBIT INDEX

No.	Description

4.1	Amended and Restated Articles of Incorporation (previously filed on March 15, 1996 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.2	Articles of Amendment (previously filed on April 28, 1997 as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-24915), as amended, and incorporated by reference herein).

4.3	Articles of Amendment (previously filed on May 4, 2007 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.4	Articles of Amendment (previously filed on May 4, 2007 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.5	Amended and Restated By-Laws of the Company (previously filed on February 17, 2004 as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated by reference herein).

4.6	Indenture for Senior Debt Securities between the Company and Chase Manhattan Bank and Trust Company, National Association, as successor trustee, dated as of June 23, 1997 (previously filed on June 23, 1997 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.7	First Supplemental Indenture dated as of April 23, 1998 between the Company and Chase Manhattan Bank and Trust Company, National Association, as successor trustee (previously filed on May 14, 1998 as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.8	Second Supplemental Indenture, dated as of August 15, 2006, between BRE Properties, Inc. and J.P. Morgan Trust Company, National Association, as trustee, including the form of 4.125% Convertible Senior Notes due 2026 (previously filed on August 21, 2006 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.9	Third Supplemental Indenture, dated as of November 3, 2006, between BRE Properties, Inc. and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee (previously filed on November 8, 2006 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.10	Form of Note due 2013 (previously filed on February 24, 1998 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.11	Form of Note due 2011 (previously filed on January 12, 2001 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.12	Form of Note due 2009 (previously filed on August 26, 2002 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.13	Form of Note due 2009 (previously filed on March 16, 2004 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.14	Form of Note due 2014 (previously filed on March 16, 2004 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.15	Form of Note due 2010 (previously filed on May 18, 2005 as Exhibit 4.3 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

4.16	Specimen Common Stock Certificate (previously filed on February 17, 2004 as Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated by reference herein).

4.17	Registration Rights Agreement, dated as of August 15, 2006, between BRE Properties, Inc. and Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. (previously filed on August 21, 2006 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and incorporated by reference herein).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference in the signature page to this registration statement).

99.1	Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (previously filed on March 17, 2006 as Annex A to the Company’s Proxy Statement and incorporated by reference herein).